                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                ZYGO CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its Charter)


           DELAWARE                                                              06-0864500
--------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)        (IRS Employer Identification No.)


LAUREL BROOK ROAD, MIDDLEFIELD, CONNECTICUT                                        06455
--------------------------------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                                        (Zip Code)


                   Zygo Corporation 2002 Equity Incentive Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


                               J. BRUCE ROBINSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                ZYGO CORPORATION
                                LAUREL BROOK ROAD
                         MIDDLEFIELD, CONNECTICUT 06455
                                 (860) 347-8506
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                   Copies of all communications, including all
                  communications sent to the agent for service,
                               should be sent to:

                            SHELDON G. NUSSBAUM, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000
--------------------------------------------------------------------------------








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                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
Title of securities to be     Amount to be     Proposed maximum      Proposed maximum         Amount of
        registered           registered (1)   offering price per    aggregate offering    registration fee
                                                   share (2)              price
------------------------------------------------------------------------------------------------------------
COMMON STOCK, $0.10 PAR
VALUE                          1,500,000             $7.45             $11,175,000             $904.06
------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional indeterminable number of shares as may be acquired pursuant to the Zygo Corporation 2002 Equity Incentive Plan, in the event of a stock dividend, stock split, recapitalization, or other similar change in our Common Stock.

(2) The price is estimated in accordance with Rule 457(H) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Such computation is based on the weighted average exercise price of $5.94 per share with respect to outstanding options to purchase an aggregate of 66,600 shares of common stock issued under the Zygo Corporation 2002 Equity Incentive Plan and $7.52 per share (the average of the high and the low prices of our Common Stock as reported on the NASDAQ National Market on May 5, 2003) for the remaining 1,433,400 shares.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1: PLAN INFORMATION

In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission" or the "SEC"), the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Zygo Corporation 2002 Equity Incentive Plan adopted by Zygo Corporation (sometimes referred to as "us," "we," "Zygo," or the "Registrant") and are not being filed with or included in this Form S-8.

ITEM 2: REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Upon written or oral request, we will provide without charge to the participants in the Zygo Corporation 2002 Equity Incentive Plan, the documents incorporated by reference in Item 3 of Part II of this Registration Statement and the information required to be delivered to Plan participants pursuant to Rule 428(b). Requests should be directed to Zygo Shares Administrator, Laurel Brook Road, Middlefield, Connecticut 06455, (860) 347-8506.









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                                     PART II

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in, or incorporated by reference in, this Registration Statement are forward-looking in nature. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," or "anticipates," or the negative of these words or comparable terminology, or by discussions of strategy. You are cautioned that our business and operations are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from those projected by any forward-looking statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.



                       WHERE CAN YOU FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Zygo.



                INFORMATION REQUIRED IN THE REGISTRANT STATEMENT

ITEM 3: INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Zygo are incorporated herein by reference:

(i)      Our Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

(ii) Our Quarterly Reports on Form 10-Q for the quarterly periods ended September 27, 2002, December 27, 2002, and March 28, 2003.

(iii) Our Current Reports on Form 8-K filed on September 17, 2002, September 27, 2002, October 23, 2002, and April 30, 2003.

(iv) The description of our Common Stock contained in Item I of Zygo's Registration Statement on Form 8-A, dated October 26, 1984.

In addition to the foregoing, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post effective amendment which indicates that all of the securities offered





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have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4: DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5: INTERESTS OF NAMED EXPERTS AND COUNSEL

Paul Jacobs, our corporate Secretary (a non-executive officer position in Zygo), is a partner in the law firm of Fulbright & Jaworski L.L.P., our legal counsel. Mr. Jacobs receives no compensation for serving as our corporate Secretary.

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, and employees of a corporation under certain conditions and subject to certain limitations. Our Certificate of Incorporation provides that we shall, to the fullest extent permitted by Section 145, indemnify any and all persons whom we shall have power to indemnify under said Section. Article 4 of our By-laws also contains provisions for the indemnification of directors, officers, and employees in accordance with Section
145. In addition, the Company has entered into Indemnity Agreements with certain directors and officers providing for the maximum indemnification allowed by
Section 145.

ITEM 7: EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8: EXHIBITS

4.1      Zygo Corporation 2002 Equity Incentive Plan

5.1      Opinion of Fulbright & Jaworski L.L.P.

23.1     Consent of KPMG LLP

23.2     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

24.1     Power of Attorney (included in signature page)






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ITEM 9: UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Zygo pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report





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     pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Middlefield, State of Connecticut, on May 12, 2003.

                                      ZYGO CORPORATION

                                      By: /S/ J. BRUCE ROBINSON
                                          --------------------------
                                           J. Bruce Robinson
                                           Chairman, Chief Executive Officer
                                           and President







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                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Bruce Robinson and Richard M. Dressler, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection herewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                                       Title                              Date
---------                                                       -----                              ----

/S/ J. BRUCE ROBINSON                            Chairman, Chief Executive            May 1, 2003
-----------------------------------------        Officer and President (Principal     -------------------------------
(J. Bruce Robinson)                              Executive Officer)


/S/ RICHARD M. DRESSLER                          Vice President, Finance, Treasurer   May 1, 2003
-----------------------------------------        and Chief Financial Officer          -------------------------------
(Richard M. Dressler)                            (Principal Financial and
                                                 Accounting Officer)

/S/ PAUL F. FORMAN                               Director                             May 3, 2003
-----------------------------------------                                             -------------------------------
(Paul F. Forman)

/S/ SEYMOUR E. LIEBMAN                           Director                             May 1, 2003
-----------------------------------------                                             -------------------------------
(Seymour E. Liebman)

/S/ ROBERT G. MCKELVEY                           Director                             April 29, 2003
-----------------------------------------                                             -------------------------------
(Robert G. McKelvey)

/S/ ROBERT B. TAYLOR                             Director                             April 29, 2003
-----------------------------------------                                             -------------------------------
(Robert B. Taylor)

/S/ BRUCE WORSTER                                Director                             May 2, 2003
-----------------------------------------                                             -------------------------------
(Bruce Worster)

/S/ CARL A. ZANONI                               Vice President, Technology           May 2, 2003
-----------------------------------------        and Director                         -------------------------------
(Carl A. Zanoni)








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                                INDEX TO EXHIBITS

Exhibit No.                   Description
------------------            --------------------------------------------------
4.1                           Zygo Corporation 2002 Equity Incentive Plan

5.1                           Opinion of Fulbright & Jaworski L.L.P.

23.1                          Consent of KPMG LLP

23.2                          Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

24.1                          Power of Attorney (included in signature page)
